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                                                                  EXHIBIT 10.119

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                           ONYX ACCEPTANCE CORPORATION
                      ONYX ACCEPTANCE FINANCIAL CORPORATION


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                                     SECOND

                              AMENDED AND RESTATED

                                DEFINITIONS LIST


                          dated as of November 30, 2001


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                           MBIA INSURANCE CORPORATION
                      CAPITAL MARKETS ASSURANCE CORPORATION
                        TRIPLE-A ONE FUNDING CORPORATION
                         CAPMAC FINANCIAL SERVICES, INC.


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              Unless otherwise defined therein, the capitalized terms used in the documents listed below shall have the meanings set forth in the Definitions List below.

              1. Second Amended and Restated Sale and Servicing Agreement, dated as of November 30, 2001 (the "Sale Agreement"), between the Seller and Finco, as the same may be amended, supplemented or otherwise modified from time to time.

              2. Second Amended and Restated Triple-A One Credit Agreement, dated as of November 30, 2001 (the "Triple-A One Credit Agreement"), among Finco, Triple-A One, CapMAC Financial Services, as Program Manager and CapMAC, as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

              3. Second Amended and Restated Triple-A One Security Agreement, dated as of November 30, 2001 (the "Triple-A One Security Agreement"), among Finco, the Servicer, Triple-A One, and CapMAC, as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

              4. Amended and Restated Insurance and Indemnity Agreement, dated as of September 4, 1998 (the "Insurance Agreement"), among Triple-A One, CapMAC, as Surety Provider, the Seller and Finco, as amended by Amendment Number One to the Amended and Restated Onyx Warehouse Facility and Assignment and Assumption dated as of December 22, 1998 among Onyx, Finco, Triple-A One, CapMAC, CapFin, MBIA and the Bank Agent, and as amended by the First Amendment to Amended and Restated Insurance and Indemnity Agreement dated November 30, 2001 among Onyx, Finco, Triple-A One and MBIA, and as the same may be further amended, supplemented or otherwise modified from time to time.

              5. Amended and Restated Liquidity Agreement, dated as of April 30, 1998 (the "Liquidity Agreement"), among Triple-A One, the Bank Agent and the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

              6. Note Pledge Agreement, dated as of September 8, 1994 (the "Note Pledge Agreement"), among Triple-A One, the Bank Agent, and CapMAC, as Bank Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

              7. Second Amended and Restated Subordinated Security Agreement, dated as of November 30, 2001 (the "Subordinated Security Agreement") between Finco and the Seller.


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              8.     Sixth Amended and Restated Fee Letter Agreement, dated
                     September 1, 2000 (the "Fee Letter Agreement"), among the Seller, Finco, Triple-A One, CapMAC Financial Services, MBIA and CapMAC, as amended by the First Amendment to Sixth Amended and Restated Fee Letter Agreement, dated November 30, 2001 among Onyx, Finco, Triple-A One, CapMAC, CapFin and MBIA, and as the same may be further amended, supplemented or otherwise modified from time to time.


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                                DEFINITIONS LIST

              Accrued Costs and Interest Sub-Account: As defined in Section 4 of the Triple-A One Security Agreement.

              Accrued Facilities Cost Amount: For any day during a Determination Period, an amount equal to the Facilities Costs that have accrued from the beginning of such Determination Period up to and including such day minus the amount on deposit in the Accrued Costs and Interest Sub-Account representing Facilities Costs with respect to such Determination Period.

              Accrued Interest Amount: On any day of determination, the aggregate amount of interest accrued and unpaid for such day on the Triple-A One Loans.

              Adjusted Eligible Contracts Balance: On any day, the aggregate of the Outstanding Balances of all Purchased Contracts minus the sum of (a) the Outstanding Balance of all Delinquent Contracts on such day, plus (b) without duplication of the amount described in clause (a) of this definition, the Outstanding Balance of all Ineligible Contracts on such day, to the extent that such Contracts have not been repurchased by the Seller pursuant to the terms and conditions of the Sale Agreement, plus (c) the aggregate amount by which the Outstanding Balances of all Purchased Contracts having Obligors with mailing addresses in any one state exceed 50% of the Adjusted Eligible Contracts Balance.

              Advance Rate: For any Purchase Period, 98%; provided, however, that if, on any Determination Date the Net Yield on such Determination Date does not equal or exceed the Target Net Yield, then the applicable Advance Rate for the Purchase Period beginning on such Determination Date shall be reduced by an amount equal to two times the amount by which the Target Net Yield exceeds such Net Yield.

              Affiliate: As to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

              Alternate Servicing Plan: The plan, in form and substance satisfactory to the Program Manager, pursuant to which the Seller and the Servicer provide for a successor servicer to perform all of the obligations of the Seller as initial Servicer.

              Annual Percentage Rate: The annual rate of interest applicable to each Contract, as disclosed therein.

              Annual Report: As defined in Section 8.3(c) of the Sale Agreement.

              Available Funds: On any day, the aggregate amount of funds available to Finco on such day from proceeds of Triple-A One Loans plus, without duplication, Deposited Funds.


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              Average Cost of Funds: An amount equal to the aggregate cost of funds (including the interest or discount component of Commercial Paper and including the Facilities Costs and certain amounts paid under the Fee Letter Agreement as set forth therein) incurred by Triple-A One, with respect to the funding of the Triple-A One Loans for any Determination Period, as determined by the Program Manager.

              Bank: Each bank party to the Liquidity Agreement; collectively, the "Banks".

              Bank Accounts: Collectively, the Lock-Boxes, the Clearing Account and the Collection Account and all Permitted Investments in such accounts.

              Bank Agent: National Australia Bank Limited, New York Branch and any successor agent for the Banks under the Liquidity Agreement.

              Bank Collateral Agent: CapMAC and its successors as Bank Collateral Agent pursuant to the Note Pledge Agreement.

              Bankruptcy Code: Title 11 of the United States Code (11 U.S.C.
Section 101 et seq), as amended and in effect from time to time, or any successor statute.

              Bankruptcy Event: With respect to a Person, (a) such Person or any of its Subsidiaries (if any) shall commence any case, proceeding or other action
(i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Person or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against such Person or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there shall be commenced against such Person or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) such Person or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a),
(b), or (c) above; or (e) such Person or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

              Base Rate: As defined in Section 1.1 of the Liquidity Agreement.

              Base Rate Loans: Loans the rate of interest applicable to which is based upon the Base Rate.


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              Blanket Policy: An Insurance Policy maintained by the Seller and
Finco providing all risk, physical damage and theft insurance with respect to each Vehicle, or such other insurance approved by the Program Manager.

              Borrowing Base: On any day, an amount equal to the product of (a) the Advance Rate on such day and (b) the Adjusted Eligible Contracts Balance on such day.

              Borrowing Base Deficiency: On any day, the excess, if any, of the Outstanding Principal Amount of Triple-A One Loans on such day over the Borrowing Base plus all amounts on deposit in the Disbursement Sub-Account which shall not exceed the Disbursement Sub-Account Maximum on such day.

              Borrowing Date: Any Business Day specified in a notice pursuant to
Section 2.3 of the Liquidity Agreement as a date on which Triple-A One requests the Bank to make a Loan under the Liquidity Agreement.

              BT: Bankers Trust Company, acting solely in its capacity as trustee of the several Finco grantor trust auto loan securitizations pursuant to Pooling and Servicing Agreements among Onyx, Finco and Bankers Trust Company.

              Business Day: A day of the year on which banks are not required or authorized to close in New York City and on which the New York Stock Exchange is open.

              Capital Stock: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

              CapMAC: Capital Markets Assurance Corporation, a New York stock insurance company.

              CapMAC Financial Services: CapMAC Financial Services, Inc., a Delaware corporation.

              Clearing Account: Account No. 4159359173 in the name of Finco maintained at Wells Fargo Bank.

              Closing Date: The date on which Finco makes its initial Purchase pursuant to the Sale Agreement.

              Code: The United States Internal Revenue Code of 1986, amended.

              Collateral: As defined in Section 2 of the Triple-A One Security Agreement.

              Collateral Agent: CapMAC and its successors as Collateral Agent pursuant to the Triple-A One Security Agreement.


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              Collateral Agent Lien Release Certificate: The lien release certificate to be delivered by the Collateral Agent to Finco in accordance with
Section 23(b) of the Triple-A One Security Agreement, in the form attached thereto as Exhibit B.

              Collection Account: As defined in Section 2.7 of the Triple-A One Credit Agreement.

              Collection Account Agreement: The Collection Account Agreement dated September 6, 1994 between Finco and Wells Fargo Bank, as successor to First Interstate Bank of California, and acknowledged by the Collateral Agent.

              Collections: All amounts (including, without limitation, Recoveries) due and owing on, or otherwise received by the Seller, the Servicer or Finco in respect of the Purchased Contracts and the Vehicles.

              Commercial Paper, CP Notes or Commercial Paper Note or CP Note:
Transaction Commercial Paper and any portion of the short-term promissory notes of Triple-A One denominated in dollars and issued by Triple-A One that are identified on the books and records of Triple-A One as issued in respect of the Program.

              Commitment Period: The period from and including September 8, 1994 to but not including the Commitment Termination Date.

              Commitment Termination Date: The earliest of (a) the Scheduled Termination Date, (b) the Wind-Down Date, and (c) the date on which the Program Manager receives written notice from the Seller pursuant to Section 6.1 of the Sale Agreement.

              Complete Servicing Transfer: The transfer of the servicing, administration and collection functions from the Servicer to a Successor Servicer after a Servicer Termination Notice has been given.

              Contract: Each retail installment sale contract for a Vehicle that is purchased by the Seller from a Vehicle Dealer (or subject to the conditions set forth in Section 4.2 (j) of the Sale Agreement, from ABNI, Inc. or C.U. Acceptance Corporation) or a loan made by the Seller to an Obligor to finance the purchase of a Vehicle, any amendment, supplement or modification thereto, and all rights and obligations thereunder.

              Contract Information: Any written information with respect to the Contracts, or any portion thereof, including, without limitation, information contained in any Daily Report, Monthly Report or Annual Report provided by either (a) the Servicer, if the Seller or any of its Affiliates is the Servicer, to Finco or the Program Manager, or (b) the Seller, if the Seller or any of its Affiliates is no longer the Servicer, to the Servicer, Finco or the Program Manager.

              Contract List: Each schedule of Contracts delivered by the Seller to Finco, Triple-A One, the Program Manager and the Collateral Agent with respect to each Purchase Date identifying, in such detail as such parties may require, each Contract being sold by the Seller to Finco and pledged by Finco to the Collateral Agent organized by the name of the Obligor and


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the state in which the Obligor's billing address is located and setting forth the weighted average Annual Percentage Rate of such Contracts and for each such
Contract: (i) a number identifying the Contract, (ii) the original amount financed under such Contract, (iii) the Annual Percentage Rate under such Contract within 0.125%, (iv) the maturity of the Contract term and (v) the amount of the Obligor's monthly payment.

              Contractual Obligation: As to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

              CP Rate: With respect to any funding made by Triple-A One, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which commercial paper having a term equal to the term of such funding may be sold by any placement agent or commercial paper dealer selected by Triple-A One, which rate shall incorporate applicable commercial paper dealer and placement agent fees and commissions; provided that if the rate (or rates) as agreed between any such agent or dealer and Triple-A One is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from Triple-A One's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

              Credit and Collection Policy: The Servicer's credit and collection policies as set forth in Schedule 8.1 to the Amended and Restated Sale and Servicing Agreement dated as of September 4, 1998, between the Seller and Finco, as amended, modified or supplemented pursuant to amendments, modifications or supplements on file with the Surety Provider.

              Cut-Off Date: September 1, 1994.

              Daily Report: The report delivered by the Servicer on each Purchase Date pursuant to Section 8.8 of the Sale Agreement, substantially in the form of Exhibit H thereto.

              Dealer Assignment: Any agreement between the Seller and the Vehicle Dealer pursuant to which a Contract or security interest in the related Vehicle has been transferred, sold or assigned by such Vehicle Dealer to the Seller.

              Dealer or Commercial Paper Dealer: Any dealer or placement agent of the Commercial Paper Notes.

              Debt: Of a Person on any day, the sum on such day of (a) indebtedness for borrowed money or for the deferred purchase price of property or services, or evidenced by bonds, notes or other similar instruments, (b) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) or (b) above.

              Default Rate: A fluctuating interest rate equal to 1% per annum above the Base Rate in effect from time to time.


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              Defaulted Contract: Any Contract (a) that has been written off or should have been written off pursuant to the terms of the Credit and Collection Policy or (b) that is 120 or more days past due.

              Delinquent Contract: Any Contract that is 30 or more days past due.

              Deposited Funds: At any time, all principal collections on deposit in or otherwise to the credit of the Collection Account.

              Determination Date: With respect to any Determination Period, the fifth Business Day following the last day of such Determination Period.

              Determination Period: The period from the first day of each calendar month through the last day of that calendar month, inclusive.

              Disbursement Sub-Account: As defined in Section 2.3 of the Triple-A One Credit Agreement.

              Disbursement Sub-Account Maximum: $3,500,000.

              Dollars and $: Lawful money of the United States of America.

              Effective Date: The date on which the conditions set forth in subsection 4.1 of the Triple-A One Credit Agreement have been satisfied.

              Eligible Contract: On any day, a Contract (a) that arises from the completed delivery of a Vehicle to an Obligor which Vehicle has been accepted by the Obligor, (b) that has been originated in the United States by, and that arises in the ordinary course of the Seller's or the Vehicle Dealer's business (or, subject to the conditions set forth in Section 4.2 (j) of the Sale Agreement, from ABNI, Inc.'s or C.U. Acceptance Corporation's business), (c) as to which no representation or warranty of the Seller (applicable to such Contracts) made in Section 4.2 (other than Section 4.2(a)) of the Sale Agreement has been breached, (d) that is not a Delinquent Contract or Defaulted Contract,
(e) the Obligor of which is a natural person residing in any state of the United States or the District of Columbia, (f) the Obligor of which is not the United States Government or a state or municipal government subdivision or agency thereof and is not an Affiliate of the Seller, (g) that is denominated and payable in United States Dollars in the United States, (h) that has been fully and properly executed by the parties thereto and is in full force and effect and represents the legal, valid and binding obligation of the Obligor enforceability against the Obligor in accordance with its terms, (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles whether considered in proceedings in equity or at law), (i) that is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by Finco, (j) that does not contravene any Requirements of Law applicable thereto, (k) with respect to which all required consents, approvals and authorizations have been obtained and (l) as to which a valid and enforceable, first priority, perfected security interest in the Vehicle securing such Contract has been assigned to Finco and which security interest is in full force and effect and subject to no prior liens, claims or


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encumbrances, (m) that contains customary and enforceable provisions, including the right, as subject to or limited by applicable law, of the Seller to accelerate all scheduled payments on a default of the Obligor, such that the rights and remedies of the holder thereof are adequate for realization against the collateral therefor, (n) that provides for level monthly payments (provided that the payment in the first and last month in the life of the Contract may be minimally different from level payments) that fully amortizes the amount financed by the Contract over an original term not less than 12 months and no greater than 72 months, (o) which is freely assignable and transferable by the Seller, without notice or consent of any Person, (p) for which there is not more than one original executed Contract, (q) which, on the date of creation and time of transfer under the Sale Agreement satisfies all applicable requirements of the Credit and Collection Policy, (r) as to which Finco, after transfer of such Contract pursuant to the Sale Agreement, has good and marketable title, free and clear of any Lien, and (s) as to which the Vehicle is registered in a state of the United States or the District of Columbia and has satisfied the documentation requirements with respect to title set forth in clause (e) of the definition of "File" herein.

              Eligible Hedge: Interest Rate Hedge Mechanism(s) which, taken as a whole:

              (a) provide for a notional amount (A) prior to the Hedge Effective Date, at least equal to the aggregate Outstanding Balance of the Purchased Contracts then owned by Finco, (B) on the Hedge Effective Date, within 2% of the aggregate Outstanding Balance of all Purchased Contracts then owned by Finco and (C) following the Hedge Effective Date, on each payment date under the Eligible Hedge, within 2% of the aggregate Outstanding Balance of all Purchased Contracts then owned by Finco;

              (b) provide for the payment by Finco of a fixed rate of interest as specified on the confirmation statements relating to such Interest Rate Hedge Mechanism(s), such that the weighted average Annual Percentage Rate on the Purchased Contracts less the fixed rate of interest payable by Finco under such Interest Rate Hedge Mechanism(s) is greater than 7.5%;

              (c) provide for a term of at least 48 months and not greater than 72 months and an average life between 1.6 and 2.10 years;

              (d) provide for a notional balance which amortizes (assuming a 1.75 ABS prepayment speed) and pool factor which decreases in substantially the same proportions as the notional balance and pool factor set forth on the confirmation statement attached hereto as Exhibit A;

              (e) is pledged to the Collateral Agent as collateral under the Triple-A One Security Agreement and provides that all payments to be made thereunder following the Hedge Effective Date will be made to the Collection Account for the benefit of the Collateral Agent;

              (f) is entered into pursuant to the ISDA Master Agreement and Schedule attached hereto as Exhibit A , which provide that (i) all of Finco's rights (but not


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              obligations) under the Interest Rate Hedge Mechanism have been assigned to the Collateral Agent as collateral under the Triple-A One Security Agreement and (ii) the hedge provider shall promptly notify the Collateral Agent and the Program Manager of any amendment, waiver, termination or other modification of the ISDA Master Agreement, Schedule or any confirmation statement related thereto;

              (g) the confirmation statement(s) with respect to which do not amend or alter the terms of the ISDA Master Agreement and Schedule referred to in clause (f) (other than changes consented to in writing by the Program Manager and Collateral Agent);

              (h) the counterparty of which is a Person, the long-term debt obligations of which are rated in one of the two highest long-term debt rating categories of each of S&P and Moody's or is otherwise acceptable to the Program Manager and the Collateral Agent; and such counterparty has executed and delivered an appropriate Interest Rate Hedge Assignment Acknowledgment to the Collateral Agent;

              (i) provides for a Hedge Effective Date acceptable to the Program Manager; and

              (j) is otherwise satisfactory in form and substance to the Program Manager and Collateral Agent;

notwithstanding the foregoing, funds on deposit in a prefunding account established in connection with an MBIA insured structured finance transaction established by or on behalf of Onyx or an Affiliate of Onyx, to which the Purchased Contracts will be sold (a "Securitization") will qualify as an Eligible Hedge with respect to Purchased Contracts having an aggregate Outstanding Balance less than or equal to the balance of funds on deposit in such prefunding account so long as such Purchased Contracts satisfy the eligibility criteria for sale to such Securitization, but only to the extent such funds on deposit in such prefunding account are not serving as a hedge arrangement for any other Onyx facility or program.

              ERISA: The Employee Retirement Income Security Act of 1974, as amended.

              ERISA Affiliate: With respect to any Person (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) a partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, (c) a member of the same affiliated service group (within the meaning of section 414(m) of the Code) as such Person, any corporation described in clause (a) above or any partnership or other trade or business described in clause (b) above or (d) any other Person or entity which would be treated as a single employer with such Person under Section 4001(b) of ERISA.

              ERISA Termination Event: A Reportable Event, the filing of a notice of intent to terminate under Section 4041(c) of ERISA or any other event or condition which is reasonably


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likely to constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan.

              Eurocurrency Reserve Requirements: As defined in Section 1.1 of the Liquidity Agreement.

              Eurodollar Base Rate: As defined in Section 1.1 of the Liquidity Agreement.

              Eurodollar Loans: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

              Eurodollar Rate: As defined in Section 1.1 of the Liquidity Agreement.

              Eurodollar Tranche: As defined in Section 1.1 of the Liquidity Agreement.

              Extension of Credit: An extension of credit in any of the following forms: (a) the issuance of Commercial Paper Notes by Triple-A One supported by the Liquidity Agreement, (b) a borrowing by Triple-A One pursuant to Section 2.3 of the Liquidity Agreement, or (c) any unreimbursed drawing under the Surety Bonds.

              Face Amount: When used with reference to Commercial Paper Notes being sold at a discount, the face amount of any such Commercial Paper Note and when used with respect to Commercial Paper Notes issued on an interest-bearing basis, the principal amount of, plus the amount of all interest stated to accrue thereon to the stated maturity date of, any such Commercial Paper Note.

              Facilities Costs: As defined in the Fee Letter Agreement.

              Fee Letter Agreement: The Fee Letter Agreement, as defined on the second page of this Definitions List.

              File: With respect to each Contract to be purchased by Finco and each Purchased Contract:

              (a) the original Dealer Assignment;

              (b) the fully executed original of the Contract and the fully executed original of each guaranty and other credit enhancement (if any) with respect thereto;

              (c) documents evidencing or related to any Insurance Policy with respect to a Vehicle;

              (d) the original credit application of the Obligor, fully executed by such Obligor, such application to be in a form substantially similar to that included in the Credit and Collection Policy;

              (e) either (i) the original Title Document for the related Vehicle or a duplicate copy thereof issued or certified by the Registrar of Titles which issued the original


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              thereof (or, with respect to certain of the Vehicles, evidence of the electronic Title Document), together with evidence of perfection of the security interest in the related Vehicle granted by such Purchased Contract, as determined by the Servicer or the Program Manager to be permitted or required to perfect such security interest under the laws of the applicable jurisdiction, or (ii) written evidence that the Title Document for such Vehicle showing Onyx, ABNI, Inc. or C.U. Acceptance Corporation as first lienholder has been applied for; provided, that the items set forth in clause (e)(i) of this definition may be stored separately from the other items set forth in this definition;

              (f) any and all other documents that the Seller keeps on file in accordance with its procedures relating to the Contract, Obligor or Vehicle; and

              (g) where the Vehicle being financed secures a Contract directly originated by the Seller, a Vehicle Condition Report for such Vehicle.

              File Custody Agreement: The File Custody Agreement dated October 1, 2001, among Finco, Onyx, Onyx Acceptance Receivables Corporation, Schick DataBank and MBIA, as the same may be amended, supplemented or otherwise modified from time to time.

              Finance Charges: Finance charges, late charges, and other fees, charges and similar items with respect to Contracts.

              Finco: Onyx Acceptance Financial Corporation, a Delaware corporation.

              Finco Expenses: All (a) operating expenses incurred by Finco at any time prior to the Scheduled Maturity Date and in the ordinary course of its business (including rent, salaries, professional fees and expenses incurred in connection therewith), (b) fees, premiums and other expenses at any time owing to the Collateral Agent, the Dealer, the Surety Provider, the Bank Agent, any Bank or the Servicer pursuant to, or incurred in connection with, any Operative Document (excluding the Facilities Costs and the Servicing Fee) and (c) all fees and expenses incurred at any time in respect of any of the Bank Accounts, or the Triple-A One Account.

              GAAP: Generally accepted accounting principles in effect from time to time in the United States of America.

              Governmental Authority: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              Gross Charge-Offs: For any Determination Period, the Outstanding Balance of all Purchased Contracts that became Defaulted Contracts during such period.

              Hedge Agreement: An interest rate swap agreement, including any Interest Rate Hedge Mechanism, in form and substance satisfactory to Triple-A One, the Program Manager and the Collateral Agent.

              Hedge Effective Date: The "Effective Date" specified in the related confirmation with respect to any Interest Rate Hedge Mechanism.

              Indemnified Amounts: As defined in Section 7.1 of the Sale Agreement.

              Indemnified Party: As defined in Section 7.1 of the Sale
Agreement.

              Ineligible Contracts: Any Contract sold by the Seller and purchased by Finco as an Eligible Contract that, (a) subsequent to the Purchase Date of such Contract, is determined not to have conformed to the definition of Eligible Contracts on such Purchase Date or (b) on the 180th day after its purchase by Finco, the File for which does not contain a Title Document for the related Vehicle if, on the date of such purchase by Finco, such File contained an application therefor in lieu of such Title Document.

              Insolvency: With respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

              Insolvent: Pertaining to a condition of Insolvency.

              Insurance Agreement: The Insurance Agreement, as defined on the first page of this Definitions List.

              Insurance Policies: All insurance policies, including, without limitation, the Blanket Policy, covering physical damage, theft, mechanical breakdown or similar event with respect to a Vehicle or loss of such Vehicle or credit life or credit disability insurance with respect to payments due on a Contract or otherwise benefiting the holder of the Contracts.

              Interest Period: As defined in Section 1.1 of the Liquidity Agreement.

              Interest Rate Hedge Assignment Acknowledgment: An acknowledgment in substantially the form of Exhibit H to the Triple-A One Credit Agreement executed by a counterparty to an Interest Rate Hedge Mechanism in favor of the Program Manager, Surety Provider and the Collateral Agent.

              Interest Rate Hedge Mechanisms: Such agreement or combination of agreements, including without limitation, interest rate swaps, forward contracts and hedge mechanisms, and any appropriate ancillary agreements, executed copies of which shall be delivered to the Collateral Agent and the Program Manager and shall be satisfactory to Moody's, S&P, the Collateral Agent and the Program Manager, in accordance with Section 5.14 of the Triple-A One Credit Agreement; provided, however, that such Interest Rate Hedge Mechanism shall be an Eligible Hedge.

              IRS: The Internal Revenue Service.

              ISDA Definitions: The 1998 ISDA Definitions published by the International Swap Dealers Association, Inc., as amended.

              Issuing and Paying Agent: Bankers Trust Company, acting in its capacities as issuing and paying agent and depositary under the Issuing and Paying Agreement, or any successor thereto to which the Program Manager consents.

              Issuing and Paying Agent Account: The account or accounts established and maintained by the Issuing and Paying Agent in the name of Triple-A One into which the proceeds from the sale of commercial paper issued by Triple-A One are deposited and from which payments with respect to Outstanding Commercial Paper are made.

              Issuing and Paying Agreement: The Depositary and Issuing and Paying Agreement dated as of February 25, 1994 among the Issuing and Paying Agent, the Program Manager and Triple-A One, as the same may be amended, supplemented or otherwise modified from time to time.

              LIBOR: On any day, a rate equal to USD-LIBOR-LIBO (as defined in the ISDA Definitions).

              Lien: Any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind whatsoever (except any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind granted under the Sale Agreement, the Triple-A One Credit Agreement, Triple-A One Security Agreement, or the Liquidity Agreement with respect to the Purchased Contracts); provided however, that the term "Lien" shall not include any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind whatsoever granted upon any Purchased Contract which has been released by the Collateral Agent and the Seller pursuant to the terms and conditions of Section 23(b) of the Triple-A One Security Agreement and Section 19(b) of the Subordinated Security Agreement.

              Lien Release Request Certificate: The Lien Release Request Certificate to be delivered by Finco to the Collateral Agent in accordance with
Section 23(b) of the Triple-A One Security Agreement, in the form attached thereto as Exhibit A and to the Seller in accordance with Section 19(b) of the Subordinated Security Agreement in the form attached thereto as Exhibit A.

              Liquidation Day: The Commitment Termination Date and each day thereafter.

              Liquidity Agreement: The Liquidity Agreement, as defined on the first page of this Definitions List.

              Liquidity Bond: The financial guaranty insurance policy numbered 28121(2) issued by MBIA on December 22, 1998 in favor of the Bank Agent for the Banks party to the Liquidity Agreement, as endorsed, amended, supplemented or otherwise modified from time to time.

              Liquidity Commitment: As defined in Section 1.1 of the Liquidity Agreement.

              Liquidity Commitment Period: As defined in Section 1.1 of the Liquidity Agreement.

              Liquidity Default: As defined in Section 1.1 of the Liquidity Agreement.

              Liquidity Event of Default: As defined in Section 1.1 of the Liquidity Agreement.

              Liquidity Note: As defined in Section 2.2 of the Liquidity Agreement.

              Liquidity Pledged Collateral: As defined in the Note Pledge Agreement.

              Liquidity Termination Date: As defined in Section 1.1 of the Liquidity Agreement.

              Loan: As defined in Section 2.1 of the Liquidity Agreement.

              Lock-Box: Any lock-box or account to which Obligors remit Collections.

              Lock-Box Agreement: As defined in Section 6.21 of the Triple-A One Credit Agreement.

              Lock Box Bank: Any institution at which a Lock-Box is kept.

              Maturity Date: As defined in Section 2.4 of the Liquidity
Agreement.

              Maximum Commercial Paper Amount: At any time of determination thereof, after giving effect to the application of proceeds of Commercial Paper to be sold on such date, an amount equal to (a) the Maximum Program Amount at such time minus (b) the aggregate principal amount of all Loans then outstanding minus (c) the aggregate unreimbursed amount drawn on the Surety Bonds at such time.

              Maximum Program Amount: At any time, the lesser of (a) the Triple-A One Commitment then in effect and (b) the sum, at such time, of (i) the amount of Deposited Funds plus (ii) the Borrowing Base.

              MBIA: MBIA Insurance Corporation, a New York stock insurance company, and its permitted successors and assigns.

              Monthly Report: The report to be delivered by the Servicer pursuant to Section 8.9 of the Sale Agreement, substantially in the form of
Exhibit I thereto.

              Moody's: Moody's Investors Service, Inc. or its successor in interest. References to Moody's in any of the documents are only operative if Moody's has rated, and is continuing to rate, the Commercial Paper.

              Multiemployer Plan: A Plan which constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

              Multiple Employer Plan: A Plan which (a) is maintained for employees of the Seller or any of its ERISA Affiliates and at least one Person other than the Seller and its ERISA Affiliates or (b) was so maintained and in respect of which the Seller or any of its ERISA Affiliates could have liability under Sections 4063, 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

              Net Advance Rate: On any day, the percentage equivalent of a fraction, the numerator of which is the Borrowing Base on such day and the denominator of which is the Outstanding Balance of all Purchased Contracts on such day.

              Net Charge-Offs: For any Determination Period, the Gross Charge-Offs for such period minus the Recoveries received by Finco for such period.

              Net Yield: On any day, the percentage equivalent of (a) twelve multiplied by (b) a fraction the numerator of which is equal to (i) the aggregate of all Finance Charges collected on Purchased Contracts during the three immediately preceding Determination Periods (including Finance Charges collected and subsequently transferred in connection with a securitization transaction) minus (ii) the sum of (A) the aggregate of all Net Charge-Offs for such three Determination Periods and (B) the Average Cost of Funds for such three Determination Periods, and the denominator of which is equal to the sum of the average daily Outstanding Balances of all Purchased Contracts for each of such three immediately preceding Determination Periods.

              Note Bond: The amended and restated financial guaranty insurance policy numbered 28121(1)R issued by MBIA on November 30, 2001 in favor of Triple-A One, as endorsed, amended, supplemented or otherwise modified from time to time.

              Note Pledge Agreement: The Note Pledge Agreement, as defined on the first page of this Definitions List.

              Notice of Borrowing: As defined in Section 2.3 of the Triple-A One Credit Agreement.

              Notice of Wind-Down: A notice to Finco, the Servicer, and the Seller from the Program Manager to the effect that one or more Wind-Down Events has occurred and is continuing and that such notice shall be deemed to be a "Notice of Wind-Down."

              Obligations: All the unpaid principal amount of, and interest on (including interest accruing on or after any Bankruptcy Event, whether or not a claim for post-filing or post-petition interest is allowed in a proceeding relating thereto, and interest on overdue interest) the Triple-A One Note and all other obligations and liabilities of Finco to Triple-A One, the Collateral Agent, the Surety Provider or the Program Manager whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Triple-A One Credit Agreement, the Insurance Agreement, the Triple-A One Note or the Triple-A One Security Agreement and any other Operative Document or document executed and delivered in connection therewith whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses

(including, without limitation, all fees and disbursements of counsel to Triple-A One, the Collateral Agent, the Program Manager or the Surety Provider) or otherwise.

              Obligor: Each Person who is indebted on a Contract.

              Onyx: Onyx Acceptance Corporation, a Delaware corporation.

              Onyx/CSFB Warehouse Facility: Onyx's warehouse facility with Greenwich Funding Corporation, a commercial paper conduit administered by Credit Suisse First Boston, which facility is insured by MBIA, as entered into by a special purpose subsidiary of Onyx.

              Operative Documents: The collective reference to the Triple-A One Credit Agreement, the Sale Agreement, the Collection Account Agreement, the Liquidity Agreement, the Note Pledge Agreement, the Fee Letter Agreement, the Triple-A One Security Agreement, the Triple-A One Note, the Subordinated Note, the Surety Bonds, the Sublease and Administrative Services Agreement, the Insurance Agreement, the Subordinated Security Agreement, the Tax Sharing Agreement, the File Custody Agreement, the Security Interest Notice, the Certificate of Incorporation and By-Laws of Finco, any documents related to Interest Rate Hedge Mechanisms and any other agreement or instrument related or delivered to any party to any of the foregoing pursuant to or in connection with any of the foregoing.

              Outstanding: When used with reference to any Commercial Paper Note, at the time of any determination thereof, any Commercial Paper Note authenticated and issued pursuant to and in accordance with the Issuing and Paying Agreement, except (a) any Commercial Paper Note paid upon or following its maturity as provided in such Commercial Paper Note, and (b) any Commercial Paper Note as to which funds for payment have been deposited with, and are being held by, the Issuing and Paying Agent in the Issuing and Paying Agent Account.

              Outstanding Balance: On any day, with respect to any Contract, the outstanding principal amount due and owing on such Contract on such day.

              Outstanding Extensions of Credit: On any day, the aggregate on such day (after giving effect to the issuance of Commercial Paper Notes on such day and the use of proceeds thereof) of (a) the Face Amount of the Outstanding Commercial Paper Notes, (b) the outstanding principal amount of Loans, and (c) the unreimbursed drawings under the Surety Bonds.

              Outstanding Principal Amount: On any day, with respect to Triple-A One Loans, the outstanding principal amount of such Triple-A One Loans on such day, as reflected on the Triple-A One Note.

              Paperless Title System: The Electronic Lien and Title system of the California Department of Motor Vehicles or other electronic title systems used by departments of motor vehicles in other jurisdictions.

              Payment Date: With respect to each Purchase Date, the date on which payment is made pursuant to Section 2.2 of the Sale Agreement with respect to Contracts acquired by Finco on such Purchase Date.

              PBGC: The Pension Benefit Guaranty Corporation established under ERISA.

              Permitted Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

              (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

              (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from each of S&P and Moody's at least as high as the ratings by such agencies of the Commercial Paper;

              (iii) commercial paper having, at the time of the investment, a rating from each of S&P and Moody's at least as high as the ratings by such agencies of the Commercial Paper;

              (iv) investments in money market or common trust funds having a rating from S&P of at least Am or Am-G and from Moody's at least as high as the ratings by Moody's of the Commercial Paper;

              (v) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

              (vi) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above; and

              (vii) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) the deposits of which are insured by the Federal Deposit Insurance Corporation.

              Person: An individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or other entity of whatever nature.

              Plan: Any employee benefit plan defined in Section 3(3) of ERISA in respect of which Finco, the Seller or any ERISA Affiliate thereof is or at any time within the immediately preceding five years was an "employer" as defined in Section 3(5) of ERISA or may have, or in the past five years have had, liability, including but not limited to liability as a substantial employer, within the meaning of Section 4063 of ERISA and liability as a contributing sponsor under Section 4069 of ERISA.

              Prepayment Amount: As defined in Section 23 of the Triple-A One Security Agreement.

              Principal Portion: With respect to Commercial Paper, the Face Amount of such Commercial Paper less the imputed interest and any fees applicable to the Dealer associated therewith.

              Proceeds: As defined in the UCC.

              Program: The financing arrangements provided for in the Operative Documents.

              Program Manager: CapMAC Financial Services, and its permitted successors and assigns in such capacity.

              Purchase: Each purchase by Finco of Contracts pursuant to the terms of the Sale Agreement.

              Purchase Date: Each Business Day on which any Contract is acquired by Finco pursuant to the terms of the Sale Agreement.

              Purchase Period: The period from and including the Closing Date to and including the first Determination Date and, thereafter, the period from but excluding any Determination Date to and including the next Determination Date.

              Purchase Price: As defined in Section 2.2 of the Sale Agreement.

              Purchased Contracts: All Contracts transferred to Finco as a result of each Purchase, including any Contracts that have become Delinquent Contracts or Defaulted Contracts or are Ineligible Contracts (but only to the extent such Ineligible Contracts have not been repurchased by the Seller pursuant to the terms and conditions of the Sale Agreement), provided however that, only for the purposes of the Triple-A One Credit Agreement, the Triple-A One Security Agreement and the Subordinated Security Agreement, the term Purchased Contracts shall not include any Purchased Contract which has been released by the Collateral Agent and the Seller pursuant to the terms and conditions of Section 23(b) of the Triple-A One Security Agreement and Section 19(b) of the Subordinated Security Agreement.

              Qualified Bank: A bank the short-term debt of which is rated at least A-1 by S&P and P-1 by Moody's.

              Rating Agencies: S&P and Moody's.

              Recoveries: With respect to any Determination Period, the aggregate amount of all cash received by Finco, the Seller or the Servicer during such Determination Period in respect of any Defaulted Contract including, the sale or other disposition of the related Vehicle, proceeds of Insurance Policies with respect to the related Vehicle, or payments made by or on behalf of the Obligor.

              Recovery Procedure: As defined in Section 4.1(i) of the Triple-A One Credit Agreement.

              Reference Bank: Each Bank acting as a reference bank for purposes of establishing the Eurodollar Rate under the Liquidity Agreement.

              Registrar of Titles: The agency, department or office having the responsibility for maintaining records of titles of motor vehicles and issuing documents or records evidencing such titles in the jurisdiction in which a particular Vehicle is registered.

              Regulation D: Regulation D of the Board of Governors (or any successor) of the Federal Reserve System, as the same may be amended or supplemented from time to time.

              Regulation U: Regulation U of the Board of Governors (or any successor) of the Federal Reserve System, as the same may be amended or supplemented from time to time.

              Reorganization: With respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

              Reportable Event: Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder other than those events as to which the thirty day notice period is waived.

              Repossessed Vehicle: As defined in Section 4.2(i) of the Sale Agreement.

              Repurchase Price: The amount required to be paid by the Seller to Finco pursuant to Section 4.5 of the Sale Agreement in connection with the repurchase by the Seller of any Ineligible Contract.

              Required Overcollateralization Amount: On any day, an amount equal to the difference between (a) the Outstanding Principal Amount of Triple-A One Loans on such day divided by the Net Advance Rate on such day and (b) the Outstanding Principal Amount of Triple-A One Loans on such day.

              Requirement of Law: As to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

              Responsible Officer: The chief executive officer, president, vice president-operations, chief financial officer, controller, secretary or treasurer of a corporation, provided that, (a) with respect to any certificate to be delivered by a Responsible Officer, such Officer shall have personal knowledge of the subject matter of such certificate, and (b) with respect to any other matter to be undertaken by a Responsible Officer, such Officer shall be duly authorized by all necessary corporate or other action with respect to such matter.

              Sale Agreement: The Sale Agreement, as defined on the first page of this Definitions List.

              Scheduled Maturity Date: The date that is 78 months following the Commitment Termination Date.

              Scheduled Termination Date: November 30, 2004, or such later date as mutually agreed upon in writing by the Seller, Finco, CapMAC, MBIA and Triple-A One at least 90 days before the Scheduled Termination Date then in effect.

              SEC: Securities and Exchange Commission.

              Security Interest: As defined in the UCC.

              Security Interest Notice: The Notice of Grant of Security Interest in Insurance Policy dated October 1, 2001, among Onyx, Finco, Onyx Acceptance Receivables Corporation and Great American Insurance Companies, as the same may be amended, supplemented or otherwise modified from time to time.

              Seller: Onyx Acceptance Corporation.

              Seller Interest: On any day, an amount equal to the Outstanding Balance of Purchased Contracts as reflected on the most recent Daily Report minus the sum of (a) the Outstanding Principal Amount of Triple-A One Loans on such day and (b) the Required Overcollateralization Amount on such day.

              Seller Lien Release Certificate: The lien release certificate to be delivered by the Seller to Finco in accordance with Section 19(b) of the Subordinated Security Agreement in the form attached thereto as Exhibit B.

              Seller Note: As defined in Section 5.1 of the Sale Agreement.

              Seller Note Interest Rate: On any date, the CP Rate as of the immediately preceding Determination Date.

              Servicer: Onyx Acceptance Corporation or any Successor Servicer.

              Servicer's Certificate: As defined in Section 8.8 of the Sale Agreement.

              Servicer Termination Event: As defined in Section 8.10 of the Sale Agreement.

              Servicer Termination Notice: As defined in Section 8.10 of the Sale Agreement.

              Servicing Fee: For any Determination Period (or portion thereof), an amount equal to the product of (a) the Servicing Fee Percentage, (b) the Adjusted Eligible Contracts

Balance as of the last day of the preceding Determination Period, and (c) the number of days in such Determination Period divided by 365.

              Servicing Fee Percentage: For any Determination Period (or portion thereof), either (i) if the Seller or any of its Affiliates is the Servicer, 1% or (ii) if the Seller or any of its Affiliates is not the Servicer, 1% or such other percentage as may be agreed upon between such successor Servicer and the Program Manager.

              S&P: Standard & Poor's Ratings Services or its successor in interest. References to S&P in any of the documents are only operative if S&P has rated, and is continuing to rate, the Commercial Paper.

              Sublease and Administrative Services Agreement: The Sublease and Administrative Services Agreement, dated as of September 8, 1994, between Onyx Acceptance Financial Corporation and Onyx Acceptance Corporation, as such agreement may be amended or supplemented from time to time.

              Subordinated Interest: On any day, an amount equal to the Required Overcollateralization Amount on such day.

              Subordinated Note: As defined in Section 5.3 of the Sale
Agreement.

              Subordinated Security Agreement: The Subordinated Security Agreement, as defined on the second page of this Definitions List.

              Subsidiary: As to any Person, a corporation of which shares of stock having ordinary voting power (other than a stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

              Successor Servicer: As defined in Section 8.12 of the Sale Agreement.

              Surety Bonds: The Note Bond and the Liquidity Bond issued by the Surety Provider under the Insurance Agreement and any Swap Bond issued by the Surety Provider under the Insurance Agreement.

              Surety Provider: MBIA, and its permitted successors and assigns in such capacity.

              Surety Provider Defense Costs: All costs and expenses of the Surety Provider (including, without limitation, any costs and expenses of the Program Manager or the Collateral Agent that the Surety Provider may have paid) in connection with any action, proceeding or investigation that could materially adversely affect the rights or obligations of the Surety Provider under the Operative Documents or any other document delivered with respect thereto, including (without limitation) any judgment or settlement entered into affecting the Surety

Provider or the Surety Provider's interests, together with interest thereon at a rate equal to the Base Rate plus 2% until paid.

              Swap Bond: Any financial guaranty insurance policy issued by the Surety Provider in favor of a hedge counterparty with respect to an Interest Rate Hedge Mechanism.

              Target Net Yield: Five percent per annum.

              Tax Sharing Agreement: The Tax Allocation Agreement, dated September 1, 1994, between Onyx Acceptance Corporation and Onyx Acceptance Financial Corporation.

              Taxes: As defined in Section 2.9 of the Triple-A Credit Agreement.

              Title Document: With respect to any Vehicle, the certificate of title for, or other evidence of ownership of, such Vehicle issued by the Registrar of Titles in the jurisdiction in which such Vehicle is registered. For Vehicles registered in certain states, the Title Document may consist of electronic evidence of ownership on the electronic lien and title systems of such states.

              Transaction Commercial Paper: The short-term promissory notes of Triple-A One denominated in dollars, issued by Triple-A One in connection with the transactions contemplated by the Operative Documents.

              Triple-A One: Triple-A One Funding Corporation.

              Triple-A One Account: As defined in Section 1.1 of the Liquidity Agreement.

              Triple-A One Borrowing Date: Any Business Day specified in a notice pursuant to subsection 2.3 of the Triple-A One Credit Agreement as a date on which Finco requests Triple-A One to make Triple-A One Loans thereunder.

              Triple-A One Commitment: $355,000,000, as such amount may be reduced pursuant to Section 2.8 of the Triple-A One Credit Agreement or such other amount agreed upon in writing by the Seller, Finco, Triple-A One, MBIA and the Program Manager.

              Triple-A One Credit Agreement: The Triple-A One Credit Agreement, as defined on the first page of this Definitions List.

              Triple-A One Interest Payment Date: As defined in Section 2.5 of the Triple-A One Credit Agreement.

              Triple-A One Loan: As defined in subsection 2.1 of the Triple-A One Credit Agreement.

              Triple-A One Note: The note issued pursuant to Section 2.2 of the Triple-A One Credit Agreement.

              Triple-A One Payment Date: As defined in Section 2.4(a) of the Triple-A One Credit Agreement.

              Triple-A One Security Agreement: The Triple-A One Security Agreement, as defined on the first page of this Definitions List.

              Type: As defined in Section 1.1 of the Liquidity Agreement.

              UCC: The Uniform Commercial Code as in effect in the specified jurisdiction or, if no jurisdiction is specified, as in effect in the state whose law, by agreement of the parties, governs the document or agreement in which the term "UCC" appears.

              Unmatured Wind-Down Event: Any of the events specified in the definition of Wind-Down Event, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              Unused Liquidity Commitment: As defined in Section 1.1 of the Liquidity Agreement.

              Vehicle: Any new or used automobile, van or light truck that secures a Purchased Contract.

              Vehicle Condition Report: The Vehicle Condition Report generated pursuant to Section 4.2(h) of the Sale Agreement.

              Vehicle Dealer: Any seller of automobiles, vans or light trucks that originated one or more of the Contracts and transferred, sold or assigned the respective Contract, to the Seller under a Dealer Assignment.

              Wind-Down Date: The earlier to occur of the date on which: (a) a Notice of Wind-Down is given and (b) any Wind-Down Event described in clauses
(e), (m), (v), or (x) of the definition of Wind-Down Event occurs.

              Wind-Down Event: The occurrence of any of the following events, provided that any condition set forth therein has been satisfied:

              (a) The Seller or Finco fails to pay when due any amount payable under any of the Operative Documents and such failure continues for two Business Days.

              (b) Any representation or warranty made or deemed made by the Seller or Finco, in any capacity which is contained in any Operative Document or in any agreement, written report or written information furnished at any time under or required by the Operative Documents shall prove to have been false or incorrect in any material respect on or as of the date made or deemed made.

              (c) The Seller (i) defaults in any payment of principal of or interest on any Debt in excess of $3,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created or (ii) defaults in the observance or performance of any other material agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, except when the amount or validity of such Debt is currently being contested in good faith by appropriate proceedings, reserves in the full amount of such contested Debt have been provided on the books of the Seller, such proceedings suspend the collection of such contested Debt from any Collateral and the Seller shall have notified Triple-A One and the Program Manager in advance of its intention to contest any such Debt and shall have furnished complete information as to such proceedings and reserves to Triple-A One and the Program Manager and any additional information which Triple-A One or the Program Manager shall have requested with respect thereto.

              (d) For any reason, the Sale Agreement shall not or shall cease to create a valid and perfected first priority ownership interest or to transfer legal and equitable title in the Purchased Contracts to Finco, the Triple-A One Security Agreement shall not or shall cease to create a valid and perfected first priority security interest in the Collateral in favor of the Collateral Agent (free and clear of any lien in favor of any other Person), the Note Pledge Agreement shall not or shall cease to create a valid and perfected first priority security interest in the Triple-A One
              Note in favor of the Bank Collateral Agent (free and clear of any lien in favor of any other Person) or any other Operative Document shall cease to be in full force and effect or cease to be the legal, valid, binding and enforceable obligation of any party thereto.

              (e) (i) The Seller, Finco or any Subsidiary of the Seller shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any such Person shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any of the Seller, Finco or any Subsidiary of the Seller any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days (which grace period shall not apply in the case of Finco); or (iii) there shall be commenced against any of the Seller, Finco or any Subsidiary of the Seller any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof (which grace period shall not apply in the case of Finco); or (iv) any of the Seller, Finco or any Subsidiary of the


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

              Seller shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) any of the Seller, Finco or any Subsidiary of the Seller shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

              (f) One or more judgments or decrees shall have been entered against Finco, or one or more judgments or decrees in excess of $1,000,000 shall have been entered against the Seller or any shareholder or Affiliate of the Seller (other than Finco) which is not paid, bonded, stayed or covered by insurance within 30 days thereof.

              (g) If at any time Finco shall become liable for environmental remediation or compliance expenses or fines, penalties or other charges related to environmental matters in excess of $50,000.

              (h) Any of Finco, the Seller or any ERISA Affiliate thereof, (i) shall engage in any nonexempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Program Manager, reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Seller or Finco or any ERISA Affiliate shall, or in the reasonable opinion of the Program Manager is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Plan, or (vi) Seller, Finco or any of their ERISA Affiliates shall, for the first time become obligated to contribute or incur any other liability with respect to a Plan which is subject to the provisions of Title IV of ERISA if, in the reasonable opinion of the Collateral Agent or the Surety Provider, such liability or obligation is or may be material; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, is reasonably likely to, in MBIA's sole discretion, (A) subject the Seller or any ERISA Affiliate (other than Finco) to any tax, penalty or other liability, which tax, penalty or other liability has or is reasonably likely to have a material adverse effect on the business, operations, property or financial or other condition of the Seller or any other ERISA Affiliate (other than Finco) or
              (B) subject Finco to any tax, penalty or other liability.

              (i) Any financial statement delivered pursuant to the Operative Documents and reported on by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing shall contain a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit.

              (j) A material adverse change from the date hereof in the business, properties, operations or financial or other condition of the Seller or Finco.

              (k) A material adverse change from the date hereof in the collectibility of the Purchased Contracts taken as a whole.

              (l) A material adverse change from the date hereof in the ability of the Seller to act as Servicer or Servicer shall not perform its obligations as Servicer in a manner conforming to the terms of the Sale Agreement as reasonably determined by the Program Manager, the Surety Provider or CapMAC.

              (m) Finco becomes an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (n) On any Determination Date, the Net Advance Rate does not equal or exceed 92%.

              (o) A Borrowing Base Deficiency shall occur and remain uncured for more than one Business Day.

              (p) [Reserved]

              (q) [Reserved]

              (r) An "event of default" under any of the Operative Documents, including, without limitation, any Servicer Termination Event.

              (s) The Servicer resigns under Section 8.5, other than pursuant to
              Section 8.5(b), of the Sale Agreement.

              (t) Finco shall fail to provide any information required to be provided by Section 5.13 of the Triple-A One Credit Agreement by the time required thereby.

              (u) The Seller shall fail to comply with or observe any covenant contained in Section 4.5 or 4.6 of the Sale Agreement.

              (v) The delivery of a Servicer Termination Notice.

              (w) The Program Manager is not able to obtain, within 60 days from the date the short-term debt rating of any Bank is downgraded to a rating below A-1 by S&P or P-1 by Moody's, a commitment from another bank or banks rated A-1 by S&P and P-1 by Moody's in an aggregate amount at least equal to the Liquidity Commitment of such downgraded Bank or Banks and, on the 61st day following such date the aggregate of the Liquidity Commitments (as in effect on the 60th day following such date), reduced by the Liquidity Commitment of such downgraded Bank or Banks, does not equal or exceed both the Triple-A One

              Commitment and the Outstanding Extensions of Credit, each as calculated on such 61st day following such date.

              (x) The Program Manager is not able to replace in full the Liquidity Commitments of the Banks prior to the Liquidity Termination Date.

              (y) The Seller, the Servicer or Finco shall default in the observance or performance of any other term, condition or covenant (not specifically referenced in any other clause of this definition) under the Operative Documents and such failure to observe or perform continues for 10 Business Days.

              (z) Failure by the Seller and Finco to maintain or cause to be maintained Interest Rate Hedge Mechanisms in accordance with
              Section 5.14 of the Triple-A One Credit Agreement.

              (aa) The occurrence of a servicer termination event, trigger event, event of default, liquidation event, wind-down event or other event, circumstance or condition of similar nature and consequence with respect to any transaction insured by the Surety Provider or CapMAC relating to automobile contracts originated and/or acquired by the Seller.

              Working Day: Any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

                                    EXHIBIT A

                     [FORM OF INTEREST RATE HEDGE MECHANISM]